EX.23.2

Hillary CPA Group

Certificate Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our review report dated January 5, 2015 of Skoda Ventures, Inc. for the period ending November 30, 2014, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated: January 5, 2015

/s/ David Lee Hillary, Jr.

David Lee Hillary,

Jr. 5797 East 169th Street,

Suite 100 Noblesville,

IN 46062 317-222-1416

www.HillaryCPAgroup.com